Exhibit 10.32
SCOLR, INC.

2004 EQUITY INCENTIVE PLAN
(As Amended May 5, 2006)

TABLE OF CONTENTS

1.	Establishment, Purpose and Term of Plan.	2

2.	Definitions and Construction.	2

3.	Administration.	6

4.	Shares Subject to Plan.	8

5.	Eligibility and Award Limitations.	8

6.	Terms and Conditions of Options.	9

7.	Terms and Conditions of Stock Appreciation Rights.	11

8.	Terms and Conditions of Stock Awards.	12

9.	Terms and Conditions of Performance Awards.	13

10.	Director Fee Awards	16

11.	Terms and Conditions of Outside Director Options.	20

12.	Standard Forms of Award Agreement.	21

13.	Change in Control.	21

14.	Compliance with Securities Law.	22

15.	Tax Withholding.	23

16.	Termination or Amendment of Plan.	23

17.	Stockholder Approval.	23

18.	Miscellaneous Provisions.	23

2004 Equity Incentive Plan

1.    Establishment, Purpose and Term of Plan.

1.1           Establishment.  SCOLR, Inc., a Delaware corporation, hereby establishes the SCOLR, Inc. 2004 Equity Incentive Plan (the “Plan”) effective as of June 25, 2004, the date of its approval by the stockholders of the Company (the “Effective Date”).

1.2           Purpose.  The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group.  The Plan seeks to achieve this purpose by providing for Awards in the form of Options, Stock Appreciation Rights, Stock Awards, Performance Awards, Outside Director Options, and Director Fee Awards.

1.3           Term of Plan.  The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing Awards granted under the Plan have lapsed.  However, all Incentive Stock Options shall be granted, if at all, within ten (10) years from the earlier of the date the Plan is adopted by the Board or the date the Plan is duly approved by the stockholders of the Company.

2.    Definitions and Construction.

2.1           Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

(a)           “Affiliate” means (i) an entity, other than a Parent Corporation, that directly, or indirectly through one or more intermediary entities, controls the Company or (ii) an entity, other than a Subsidiary Corporation, that is controlled by the Company directly, or indirectly through one or more intermediary entities.  For this purpose, the term “control” (including the term “controlled by”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the relevant entity, whether through the ownership of voting securities, by contract or otherwise; or shall have such other meaning assigned such term for the purposes of registration on Form S-8 under the Securities Act.

(b)           “Award” means any Option, SAR, Stock Award, Performance Award, Outside Director Option, or Director Fee Award granted under the Plan.

(c)           “Award Agreement” means a written agreement between the Company and a Participant setting forth the terms, conditions and restrictions of the Award granted to the Participant.  An Award Agreement may be an “Option Agreement,” an “SAR Agreement,” a “Stock Purchase Agreement,” a “Stock Bonus Agreement,” a “Performance Share Agreement,” a “Performance Unit Agreement,” a “Nonemployee Director Option Agreement,” or “Stock Units Agreement,” or an “Outside Director Option Agreement.”

(d)           “Board” means the Board of Directors of the Company.  If one or more Committees have been appointed by the Board to administer the Plan, “Board” also means such Committee(s).

(e)           “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

(f)           “Committee” shall mean the Board or the Compensation Committee or other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board.  Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

(g)           “Company” means SCOLR, Inc., a Delaware corporation, or any successor corporation thereto.

(h)           “Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a Director) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on registration on a Form S-8 Registration Statement under the Securities Act.

(i)      “Director” means a member of the Board or of the board of directors of any other Participating Company.

(j)      “Director Fee Award” means any Nonemployee Director Option or Stock Unit granted pursuant to Section 10.

(k)           “Disability” means the inability of the Optionee, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of the Optionee’s position with the Participating Company Group because of the sickness or injury of the Optionee.

(l)      “Dividend Equivalent” means a credit, made at the discretion of the Committee or as otherwise provided by the Plan, to the account of a Participant in an amount equal to the cash dividends paid on one share of Stock for each share of Stock represented by an Award held by such Participant.

(m)           “Employee” means any person treated as an employee (including an Officer or a Director who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a Director nor payment of a director’s fee shall be sufficient to constitute employment for purposes of the Plan.  The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be.  For purposes of an individual’s rights, if any, under the Plan as of the time of the Company’s determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination;

(n)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o)           “Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Board, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

(i)           If, on such date, the Stock is listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock (or the mean of the closing bid and asked prices of a share of Stock if the Stock is so quoted instead) as quoted on the American Stock Exchange or such other national or regional securities exchange or market system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable.  If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Board, in its discretion.

(ii)           If, on such date, the Stock is not listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be as determined by the Board in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse.

(p)           “Incentive Stock Option” means an Option intended to be (as set forth in the Award Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

(q)           “Insider” means an Officer, Director of the Company, or other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

(r)           “Nonemployee Director” means a Director who is not an Employee.

(s)           “Nonemployee Director Option” means a Director Fee Award in the form of Nonstatutory Stock Option granted pursuant to the terms and conditions of Section 10.

(t)      “Nonstatutory Stock Option” means an Option not intended to be (as set forth in the Award Agreement) or which does not qualify as an Incentive Stock Option within the meaning of Section 422(b) of the Code.

(u)           “Officer” means any person designated by the Board as an officer of the Company.

(v)           “Option” means the right to purchase Stock at a stated price for a specified period of time granted to a Participant pursuant to the terms and conditions of the Plan, including an Outside Director Option.  An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

(w)           “Outside Director” means a Director of the Company who is not an Employee.

(x)           “Outside Director Option” means an Option granted to an Outside Director pursuant to Section 11 below.  Outside Director Options shall be Nonstatutory Stock Options.

(y)           “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(z)           “Participant” means any eligible person who has been granted one or more Awards.

(aa)           “Participating Company” means the Company or any Parent Corporation, Subsidiary Corporation or Affiliate.

(bb)           “Participating Company Group” means, at any point in time, all corporations collectively which are then Participating Companies.

(cc)           “Performance Award” means an Award of Performance Shares or Performance Units.

(dd)           “Performance Award Formula” means, for any Performance Award, a formula or table established by the Committee pursuant to Section 9.3 of the Plan which provides the basis for computing the value of a Performance Award at one or more threshold levels of attainment of the applicable Performance Goal(s) measured as of the end of the applicable Performance Period.

(ee)           “Performance Goal” means a performance goal established by the Committee pursuant to Section 9.3 of the Plan.

(ff)           “Performance Period” means a period established by the Committee pursuant to Section 9.3 of the Plan at the end of which one or more Performance Goals are to be measured.

(gg)           “Performance Share” means a bookkeeping entry representing a right granted to a Participant pursuant to Section 9 of the Plan to receive a payment equal to the value of a Performance Share, as determined by the Committee, based on performance.

(hh)           “Performance Unit” means a bookkeeping entry representing a right granted to a Participant pursuant to Section 9 of the Plan to receive a payment equal to the value of a Performance Unit, as determined by the Committee, based upon performance.

(ii)           “Prior Plan Option” means any option granted pursuant to the Company’s 1995 Stock Option Plan, as amended, which is outstanding on or after the Effective Date.

(jj)           “Restriction Period” means the period established in accordance with Section 8.5 of the Plan during which shares subject to a Stock Award are subject to Vesting Conditions.

(kk)           “Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

(ll)           “SAR” or “Stock Appreciation Right” means a bookkeeping entry representing, for each share of Stock subject to such SAR, a right granted to a Participant pursuant to Section 7 of the Plan to receive payment of an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price.

(mm)           “Section 162(m)” means Section 162(m) of the Code.

(nn)           “Securities Act” means the Securities Act of 1933, as amended.

(oo)           “Service” means a Participant’s employment or service with the Participating Company Group, whether in the capacity of an Employee, a Director or a Consultant.  Unless otherwise determined by the Board, a Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders Service to the Participating Company Group or a change in the Participating Company for which the Participant renders such Service, provided that there is no interruption or termination of the Participant’s Service.  Furthermore, a Participant’s Service with the Participating Company Group shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company; provided, however, that if any such leave exceeds ninety (90) days, on the ninety-first (91st) day of such leave the Participant’s Service shall be deemed to have terminated unless the Participant’s right to return to Service with the Participating Company Group is guaranteed by statute or contract.  Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as Service for purposes of determining vesting under the Participant’s Award Agreement.  A Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the corporation for which the Participant performs Service ceasing to be a Participating Company.  Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.

(pp)           “Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2.

(qq)           “Stock Award” means an Award of a Stock Bonus or a Stock Purchase Right.

(rr)           “Stock Bonus” means Stock granted to a Participant pursuant to Section 8 of the Plan.

(ss)           “Stock Purchase Right” means a right to purchase Stock granted to a Participant pursuant to Section 8 of the Plan.

(tt)           “Stock Unit” means a Director Fee Award in the form of a bookkeeping entry representing a right granted to a Participant pursuant to the terms and conditions of Section 10 to receive payment of one (1) share of Stock.

(uu)           “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

(vv)           “Ten Percent Owner” means a Participant who, at the time an Option is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company (other than an Affiliate) within the meaning of Section 422(b)(6) of the Code.

(ww)           “Vesting Conditions” mean those conditions established in accordance with Section 8.5 of the Plan prior to the satisfaction of which shares subject to a Stock Award remain subject to forfeiture or a repurchase option in favor of the Company.

2.2           Construction.  Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan.  Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular.  Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3.    Administration.

3.1           Administration by the Board.  The Plan shall be administered by the Board.  All questions of interpretation of the Plan or of any Award shall be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Award.

3.2           Authority of Officers.  Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, determination or election.  The Board may, in its discretion, delegate to a committee comprised of one or more Officers the authority to grant one or more Options, SARs or Stock Awards without further approval of the Board or the Committee, to any person eligible pursuant to Section 5, other than a person who, at the time of such grant, is an Insider; provided, however, that (i) such Awards shall not be granted for shares in excess of the maximum aggregate number of shares of Stock authorized for issuance pursuant to Section 4.1, (ii) the exercise price per share of each Option, SAR or Stock Purchase Right shall be equal to the Fair Market Value per share of the Stock on the effective date of grant (or, if the Stock has not traded on such date, on the last day preceding the effective date of grant on which the Stock was traded), and (iii) each such Award shall be subject to the terms and conditions of the appropriate standard form of Award Agreement approved by the Board or the Committee and shall conform to the provisions of the Plan and such other guidelines as shall be established from time to time by the Board or the Committee.

3.3           Powers of the Board.  In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Board shall have the full and final power and authority, in its discretion:

(a)           to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock or units to be subject to each Award;

(b)           to determine the type of Award granted and to designate Options as Incentive Stock Options or Nonstatutory Stock Options;

(c)           to determine the Fair Market Value of shares of Stock or other property;

(d)           to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (i) the exercise or purchase price of shares purchased pursuant to any Award, (ii) the method of payment for shares purchased upon the exercise or purchase of shares purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with any Award, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any shares acquired pursuant thereto, (v) the Performance Award Formula and Performance Goals applicable to any Award and the extent to which such Performance Goals have been attained, (vi) the time of the expiration of any Award, (vii) the effect of the Participant’s termination of Service on any of the foregoing, and (viii) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;

(e)           to determine whether an Award of SARs, Performance Shares or Performance Units will be settled in shares of Stock, cash, or in any combination thereof;

(f)           to approve one or more forms of Award Agreement;

(g)           to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto;

(h)           to accelerate, continue, extend or defer the exercisability or the vesting of any Award or any shares acquired pursuant thereto, including with respect to the period following a Participant’s termination of Service with the Participating Company Group;

(i)      to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt supplements to, or alternative versions of, the Plan, including, without limitation, as the Board deems necessary or desirable to comply with the laws of, or to accommodate the tax policy or custom of, foreign jurisdictions whose citizens may be granted Awards; and

(j)      to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Board may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.

3.4           Compliance with Section 162(m).  If a Participating Company is a “publicly held corporation” within the meaning of Section 162(m), the Board may establish a Committee of “outside directors” within the meaning of Section 162(m) to approve the grant of any Award which might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes pursuant to Section 162(m).

3.5           Administration with Respect to Insiders.  With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

3.6           Option Repricing.  Without the affirmative vote of holders of a majority of the shares of Stock cast in person or by proxy at a meeting of the stockholders of the Company at which a quorum representing a majority of all outstanding shares of Stock is present or represented by proxy, the Board shall not approve a program providing for either (a) the cancellation of outstanding Options and the grant in substitution therefore of new Options having a lower exercise price or (b) the amendment of outstanding Options to reduce the exercise price thereof.  This paragraph shall not be construed to apply to (a) “issuing or assuming a stock option in a transaction to which section 424(a) applies,” within the meaning of Section 424 of the Code or (b) the cancellation of Prior Plan Options and the grant in substitution therefore of new Options having a lower exercise price under this Plan.

3.7           Indemnification.  In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Participating Company Group, members of the Board and any officers or employees of the Participating Company Group to whom authority to act for the Board or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

4.    Shares Subject to Plan.

4.1           Maximum Number of Shares Issuable.

                                General.  Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be 4,000,000 shares, plus shares which were previously reserved for issuance under the Prior Plan but not subject to outstanding options, and shares subject to outstanding options under the Prior Plan, to the extent shares of Stock are not issued pursuant to such options.  If an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares of Stock are acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company at the Participant’s purchase price, the shares of Stock allocable to the terminated portion of such Award or such forfeited or repurchased shares of Stock shall again be available for issuance under the Plan.  However, except as adjusted pursuant to Section 4.2, in no event shall more than Six Million Four Hundred Seven Thousand Eight Hundred Fifty-Seven (6,407,857) shares of Stock be available for issuance pursuant to the exercise of Incentive Stock Options (the “ISO Share Issuance Limit”).  Shares of Stock shall not be deemed to have been issued pursuant to the Plan (i) with respect to any portion of an Award that is settled in cash or (ii) to the extent such shares are withheld in satisfaction of tax withholding obligations pursuant to Section 15.2.  Upon payment in shares of Stock pursuant to the exercise of an SAR, the number of shares available for issuance under the Plan shall be reduced only by the number of shares actually issued in such payment.  If the exercise price of an Option is paid by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant, the number of shares available for issuance under the Plan shall be reduced by the gross number of shares for which the Option is exercised.
4.2           Adjustments for Changes in Capital Structure.  In the event of any change in the Stock through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination, exchange of shares or similar change in the capital structure of the Company or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (except normal cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate adjustments shall be made in the number and class of shares subject to the Plan, in the ISO Share Issuance Limit set forth in Section 4.1, in the Award Limits set forth in Section 5.4 and to any outstanding Awards, and in the exercise or purchase price per share under any outstanding Award.  Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded down to the nearest whole number, and in no event may the exercise or purchase price under any Award be decreased to an amount less than the par value, if any, of the stock subject to such Award.  The adjustments determined by the Board pursuant to this Section 4.2 shall be final, binding and conclusive.

5.    Eligibility and Award Limitations.

5.1           Persons Eligible for Awards.  Awards may be granted only to Employees, Consultants, and Directors.  For purposes of the foregoing sentence, “Employees,” “Consultants” and “Directors” shall include prospective Employees, prospective Consultants and prospective Directors to whom Awards are granted in connection with written offers of an employment or other service relationship with the Participating Company Group; provided, however, that no Stock subject to any Award shall vest, become exercisable or be issued prior to the date on which such person commences Service.  Awards are granted solely at the discretion of the Board.  Eligible persons may be granted more than one (1) Award.  However, eligibility in accordance with this Section shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.  A Director Fee Award and Outside Director Options may be granted only to a person who, at the time of the grant, is a Nonemployee Director.  Eligible persons may be granted more than one (1) Award.

5.2           Option Grant Restrictions.  Any person who is not an Employee on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option.  An Incentive Stock Option granted to a prospective Employee upon the condition that such person become an Employee shall be deemed granted effective on the date such person commences Service with a Participating Company, with an exercise price determined as of such date in accordance with Section 6.1.

5.3           Fair Market Value Limitation.  To the extent that options designated as Incentive Stock Options (granted under all stock option plans of the Participating Company Group, including the Plan) become exercisable by a Participant for the first time during any calendar year for stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portion of such options which exceeds such amount shall be treated as Nonstatutory Stock Options.  For purposes of this Section 5.3, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted.  If the Code is amended to provide for a different limitation from that set forth in this Section 5.3, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code.  If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section 5.3, the Participant may designate which portion of such Option the Participant is exercising.  In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first.  Separate certificates representing each such portion shall be issued upon the exercise of the Option.

5.4           Award Limits.

(a)           Aggregate Limit on Stock Awards and Performance Awards.  Subject to adjustment as provided in Section 4.2, in no event shall more than Five Hundred Thousand (500,000) shares in the aggregate be issued under the Plan pursuant to the exercise or settlement of Stock Awards and Performance Awards.

(b)           Section 162(m) Award Limits.  The following limits shall apply to the grant of any Award if, at the time of grant, the Company is a “publicly held corporation” within the meaning of Section 162(m).

(i)           Options and SARs.  Subject to adjustment as provided in Section 4.2, no Employee shall be granted within any fiscal year of the Company one or more Options or Freestanding SARs which in the aggregate are for more than Five Hundred Thousand (500,000) shares of Stock.  An Option which is canceled (or a Freestanding SAR as to which the exercise price is reduced to reflect a reduction in the Fair Market Value of the Stock) in the same fiscal year of the Company in which it was granted shall continue to be counted against such limit for such fiscal year.

(ii)           Stock Awards.  Subject to adjustment as provided in Section 4.2, no Employee shall be granted within any fiscal year of the Company one or more Stock Awards, subject to Vesting Conditions based on the attainment of Performance Goals, for more than three hundred thousand (300,000) shares of Stock.

(iii)           Performance Awards.  Subject to adjustment as provided in Section 4.2, no Employee shall be granted (A) Performance Shares which could result in such Employee receiving more than three hundred thousand (300,000) shares of Stock for each full fiscal year of the Company contained in the Performance Period for such Award, or (B) Performance Units which could result in such Employee receiving more than two million five hundred thousand dollars ($2,500,000) for each full fiscal year of the Company contained in the Performance Period for such Award.  No Participant may be granted more than one Performance Award for the same Performance Period.

6.    Terms and Conditions of Options.

Options shall be evidenced by Award Agreements specifying the number of shares of Stock covered thereby, in such form as the Board shall from time to time establish.  No Option or purported Option shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement.  Award Agreements evidencing Options may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

6.1           Exercise Price.  The exercise price for each Option shall be established in the discretion of the Board; provided, however, that (a) the exercise price per share for an Incentive Stock Option shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option and (b) no Incentive Stock Option granted to a Ten Percent Owner shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option.  Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Section 424(a) of the Code.

6.2           Exercisability and Term of Options.  Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Board and set forth in the Award Agreement evidencing such Option; provided, however, that (a) no Incentive Stock Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, (b) no Incentive Stock Option granted to a Ten Percent Owner shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option, and (c) no Option granted to a prospective Employee, prospective Consultant or prospective Director may become exercisable prior to the date on which such person commences Service with a Participating Company.  Subject to the foregoing, unless otherwise specified by the Board in the grant of an Option, any Option granted hereunder shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.

6.3           Payment of Exercise Price.

(a)           Forms of Consideration Authorized.  Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or cash equivalent, (ii) by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant having a Fair Market Value not less than the exercise price, (iii) by delivery of a properly executed notice of exercise together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a “Cashless Exercise”), (iv) by such other consideration as may be approved by the Board from time to time to the extent permitted by applicable law, or (v) by any combination thereof.  The Board may at any time or from time to time, by approval of or by amendment to the standard forms of Option Agreement described in Section 12, or by other means, grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

(b)           Limitations on Forms of Consideration.

(i)           Tender of Stock.  Notwithstanding the foregoing, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock.  Unless otherwise provided by the Board, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Participant for more than six (6) months (and not used for another Option exercise by attestation during such period).  The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to refuse to allow the exercise by tender to the Company, or attestation to the ownership, of shares of Stock.

(ii)           Cashless Exercise.  The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise.  Cashless exercise shall not be permitted if the exercise by means of a Cashless Exercise would be a violation of any law, including Sarbanes-Oxley Act of 2002, which prohibits public companies from making personal loans to any director or executive officer.

6.4           Transferability of Options.  During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative.  No Option shall be assignable or transferable by the Participant, except by will or by the laws of descent and distribution.  Notwithstanding the foregoing, to the extent permitted by the Board, in its discretion, and set forth in the Award Agreement evidencing such Option, an Option shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 Registration Statement under the Securities Act.

7.    Terms and Conditions of Stock Appreciation Rights.

SARs shall be evidenced by Award Agreements specifying the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish.  No SAR or purported SAR shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement.  Award Agreements evidencing SARs may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

7.1           Types of SARs Authorized.  SARs may be granted in tandem with all or any portion of a related Option (a “Tandem SAR”) or may be granted independently of any Option (a “Freestanding SAR”).  A Tandem SAR may be granted either concurrently with the grant of the related Option or at any time thereafter prior to the complete exercise, termination, expiration or cancellation of such related Option.

7.2           Exercise Price.  The exercise price for each SAR shall be established in the discretion of the Committee; provided, however, that the exercise price per share subject to a Tandem SAR shall be the exercise price per share under the related Option.

7.3           Exercisability and Term of SARs.

(a)           Tandem SARs.  Tandem SARs shall be exercisable only at the time and to the extent, and only to the extent, that the related Option is exercisable, subject to such provisions as the Committee may specify where the Tandem SAR is granted with respect to less than the full number of shares of Stock subject to the related Option.  The Committee may, in its discretion, provide in any Award Agreement evidencing a Tandem SAR that such SAR may not be exercised without the advance approval of the Company and, if such approval is not given, then the Option shall nevertheless remain exercisable in accordance with its terms.  A Tandem SAR shall terminate and cease to be exercisable no later than the date on which the related Option expires or is terminated or canceled.  Upon the exercise of a Tandem SAR with respect to some or all of the shares subject to such SAR, the related Option shall be canceled automatically as to the number of shares with respect to which the Tandem SAR was exercised.  Upon the exercise of an Option related to a Tandem SAR as to some or all of the shares subject to such Option, the related Tandem SAR shall be canceled automatically as to the number of shares with respect to which the related Option was exercised.

(b)           Freestanding SARs.  Freestanding SARs shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such SAR; provided, however, that no Freestanding SAR shall be exercisable after the expiration of eight (8) years after the effective date of grant of such SAR.

7.4           Exercise of SARs.  Upon the exercise (or deemed exercise pursuant to Section 7.5) of an SAR, the Participant (or the Participant’s legal representative or other person who acquired the right to exercise the SAR by reason of the Participant’s death) shall be entitled to receive payment of an amount for each share with respect to which the SAR is exercised equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price.  Payment of such amount shall be made in cash, shares of Stock, or any combination thereof as determined by the Committee.  Unless otherwise provided in the Award Agreement evidencing such SAR, payment shall be made in a lump sum as soon as practicable following the date of exercise of the SAR.  The Award Agreement evidencing any SAR may provide for deferred payment in a lump sum or in installments.  When payment is to be made in shares of Stock, the number of shares to be issued shall be determined on the basis of the Fair Market Value of a share of Stock on the date of exercise of the SAR.  For purposes of

Section 7, an SAR shall be deemed exercised on the date on which the Company receives notice of exercise from the Participant.

7.5           Deemed Exercise of SARs.  If, on the date on which an SAR would otherwise terminate or expire, the SAR by its terms remains exercisable immediately prior to such termination or expiration and, if so exercised, would result in a payment to the holder of such SAR, then any portion of such SAR which has not previously been exercised shall automatically be deemed to be exercised as of such date with respect to such portion.

7.6           Effect of Termination of Service.  An SAR shall be exercisable after a Participant’s termination of Service to such extent and during such period as determined by the Committee, in its discretion, and set forth in the Award Agreement evidencing such SAR.

7.7           Nontransferability of SARs.  SARs may not be assigned or transferred in any manner except by will or the laws of descent and distribution, and, during the lifetime of the Participant, shall be exercisable only by the Participant.

8.    Terms and Conditions of Stock Awards.

Stock Awards shall be evidenced by Award Agreements specifying whether the Award is a Stock Bonus or a Stock Purchase Right and the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish.  No Stock Award or purported Stock Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement.  Award Agreements evidencing Stock Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

8.1           Types of Stock Awards Authorized.  Stock Awards may be in the form of either a Stock Bonus or a Stock Purchase Right.  Stock Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 9.4.  If either the grant of a Stock Award or the lapsing of the Restriction Period is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 9.3 through 9.5(a).

8.2           Purchase Price.  The purchase price for shares of Stock issuable under each Stock Purchase Right shall be established by the Committee in its discretion.  No monetary payment (other than applicable tax withholding) shall be required as a condition of receiving shares of Stock pursuant to a Stock Bonus, the consideration for which shall be services actually rendered to a Participating Company or for its benefit.  Notwithstanding the foregoing, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock subject to such Stock Award.

8.3           Purchase Period.  A Stock Purchase Right shall be exercisable within a period established by the Committee, which shall in no event exceed thirty (30) days from the effective date of the grant of the Stock Purchase Right; provided, however, that no Stock Purchase Right granted to a prospective Employee, prospective Director or prospective Consultant may become exercisable prior to the date on which such person commences Service.

8.4           Payment of Purchase Price.  Except as otherwise provided below, payment of the purchase price for the number of shares of Stock being purchased pursuant to any Stock Purchase Right shall be made (i) in cash, by check, or cash equivalent, (ii) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (iii) by any combination thereof.  The Committee may at any time or from time to time grant Stock Purchase Rights which do not permit all of the foregoing forms of consideration to be used in payment of the purchase price or which otherwise restrict one or more forms of consideration.  Stock Bonuses shall be issued in consideration for past services actually rendered to a Participating Company or for its benefit.

8.5           Vesting and Restrictions on Transfer.  Shares issued pursuant to any Stock Award may or may not be made subject to vesting conditioned upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 9.4 (the “Vesting Conditions”), as shall be established by the Committee and set forth in the Award Agreement evidencing such Award.  During any period (the “Restriction Period”) in which shares acquired pursuant to a Stock Award remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of other than pursuant to an Ownership Change Event, as defined in Section 13.1, or as provided in Section 8.8.  Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

8.6           Voting Rights; Dividends and Distributions.  Except as provided in this Section and Section 8.5, during the Restriction Period applicable to shares subject to a Stock Award, the Participant shall have all of the rights of a stockholder of the Company holding shares of Stock, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares.  However, in the event of a dividend or distribution paid in shares of Stock or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.2, then any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant is entitled by reason of the Participant’s Stock Award shall be immediately subject to the same Vesting Conditions as the shares subject to the Stock Award with respect to which such dividends or distributions were paid or adjustments were made.

8.7           Effect of Termination of Service.  Unless otherwise provided by the Committee in the grant of a Stock Award and set forth in the Award Agreement, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then (i) the Company shall have the option to repurchase for the purchase price paid by the Participant any shares acquired by the Participant pursuant to a Stock Purchase Right which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service and (ii) the Participant shall forfeit to the Company any shares acquired by the Participant pursuant to a Stock Bonus which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service.  The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company.

8.8           Nontransferability of Stock Award Rights.  Rights to acquire shares of Stock pursuant to a Stock Award may not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment by creditors of the Participant or the Participant’s beneficiary, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, shall be exercisable only by the Participant.

9.    Terms and Conditions of Performance Awards.

Performance Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time establish.  No Performance Award or purported Performance Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement.  Award Agreements evidencing Performance Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

9.1           Types of Performance Awards Authorized.  Performance Awards may be in the form of either Performance Shares or Performance Units.  Each Award Agreement evidencing a Performance Award shall specify the number of Performance Shares or Performance Units subject thereto, the Performance Award Formula, the Performance Goal(s) and Performance Period applicable to the Award, and the other terms, conditions and restrictions of the Award.

9.2           Initial Value of Performance Shares and Performance Units.  Unless otherwise provided by the Committee in granting a Performance Award, each Performance Share shall have an initial value equal to the Fair Market Value of one (1) share of Stock, subject to adjustment as provided in Section 4.2, on the effective date of grant of the Performance Share, and each Performance Unit shall have an initial value of one hundred dollars ($100).  The final value payable to the Participant in settlement of a Performance Award determined on the basis of the applicable Performance Award Formula will depend on the extent to which Performance Goals established by the Committee are attained within the applicable Performance Period established by the Committee.

9.3           Establishment of Performance Period, Performance Goals and Performance Award Formula.  In granting each Performance Award, the Committee shall establish in writing the applicable Performance Period, Performance Award Formula and one or more Performance Goals which, when measured at the end of the Performance Period, shall determine on the basis of the Performance Award Formula the final value of the Performance Award to be paid to the Participant.  Unless otherwise permitted in compliance with the requirements under Section 162(m) with respect to “performance-based compensation,” the Committee shall establish the Performance Goal(s) and Performance Award Formula applicable to each Performance Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable Performance Period or (b) the date on which 25% of the Performance Period has elapsed, and, in any event, at a time when the outcome of the Performance Goals remains substantially uncertain.  Once established, the Performance Goals and Performance Award Formula shall not be changed during the Performance Period.  The Company shall notify each Participant granted a Performance Award of the terms of such Award, including the Performance Period, Performance Goal(s) and Performance Award Formula.

9.4           Measurement of Performance Goals.  Performance Goals shall be established by the Committee on the basis of targets to be attained (“Performance Targets”) with respect one or more measures of business or financial performance (each, a “Performance Measure”), subject to the following:

(a)           Performance Measures.  Performance Measures shall have the same meanings as used in the Company’s financial statements, or, if such terms are not used in the Company’s financial statements, they shall have the meaning applied pursuant to generally accepted accounting principles, or as used generally in the Company’s industry.  Performance Measures shall be calculated with respect to the Company and each Subsidiary Corporation consolidated therewith for financial reporting purposes or such division or other business unit as may be selected by the Committee.  For purposes of the Plan, the Performance Measures applicable to a Performance Award shall be calculated in accordance with generally accepted accounting principles, but prior to the accrual or payment of any Performance Award for the same Performance Period and excluding the effect (whether positive or negative) of any change in accounting standards or any extraordinary, unusual or nonrecurring item, as determined by the Committee, occurring after the establishment of the Performance Goals applicable to the Performance Award.  Performance Measures may be one or more of the following, as determined by the Committee:

(i)           growth in revenue;

(ii)           operating margin;

(iii)           total return on shares of Stock relative to the increase in an appropriate index as may be selected by the Committee;

(iv)           earnings per share;

(v)           return on stockholder equity;

(vi)           return on net assets; and

(vii)           cash flow, as indicated by book earnings before interest, taxes, depreciation and amortization.

(b)           Performance Targets.  Performance Targets may include a minimum, maximum, target level and intermediate levels of performance, with the final value of a Performance Award determined under the applicable Performance Award Formula by the level attained during the applicable Performance Period.  A

Performance Target may be stated as an absolute value or as a value determined relative to a standard selected by the Committee.

9.5           Settlement of Performance Awards.

(a)           Determination of Final Value.  As soon as practicable following the completion of the Performance Period applicable to a Performance Award, the Committee shall certify in writing the extent to which the applicable Performance Goals have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement in accordance with the applicable Performance Award Formula.

(b)           Discretionary Adjustment of Award Formula.  In its discretion, the Committee may, either at the time it grants a Performance Award or at any time thereafter, provide for the positive or negative adjustment of the Performance Award Formula applicable to a Performance Award granted to any Participant who is not a “covered employee” within the meaning of Section 162(m) (a “Covered Employee”) to reflect such Participant’s individual performance in his or her position with the Company or such other factors as the Committee may determine.  If permitted under a Covered Employee’s Award Agreement, the Committee shall have the discretion, on the basis of such criteria as may be established by the Committee, to reduce some or all of the value of the Performance Award that would otherwise be paid to the Covered Employee upon its settlement notwithstanding the attainment of any Performance Goal and the resulting value of the Performance Award determined in accordance with the Performance Award Formula.  No such reduction may result in an increase in the amount payable upon settlement of another Participant’s Performance Award.

(c)           Effect of Leaves of Absence.  Unless otherwise required by law, payment of the final value, if any, of a Performance Award held by a Participant who has taken in excess of thirty (30) days of leaves of absence during a Performance Period shall be prorated on the basis of the number of days of the Participant’s Service during the Performance Period during which the Participant was not on a leave of absence.

(d)           Notice to Participants.  As soon as practicable following the Committee’s determination and certification in accordance with Sections 9.5(a) and (b), the Company shall notify each Participant of the determination of the Committee.

(e)           Payment in Settlement of Performance Awards.  As soon as practicable following the Committee’s determination and certification in accordance with Sections 9.5(a) and (b), payment shall be made to each eligible Participant of the final value of the Participant’s Performance Award.  Payment of such amount shall be made in cash, shares of Stock, or a combination thereof as determined by the Committee.  Unless otherwise provided in the Award Agreement evidencing a Performance Award, payment shall be made in a lump sum.  An Award Agreement may provide for deferred payment in a lump sum or in installments.  If any payment is to be made on a deferred basis, the Committee may, but shall not be obligated to, provide for the payment during the deferral period of Dividend Equivalents or interest.

(f)           Provisions Applicable to Payment in Shares.  If payment is to be made in shares of Stock, the number of such shares shall be determined by dividing the final value of the Performance Award by the value of a share of Stock determined by the method specified in the Award Agreement.  Such methods may include, without limitation, the closing market price on a specified date (such as the settlement date) or an average of market prices over a series of trading days.  Shares of Stock issued in payment of any Performance Award may be fully vested and freely transferable shares or may be shares of Stock subject to Vesting Conditions as provided in Section 8.5.  Any shares subject to Vesting Conditions shall be evidenced by an appropriate Award Agreement and shall be subject to the provisions of Sections 8.5 through 8.8 above.

9.6           Dividend Equivalents.  In its discretion, the Committee may provide in the Award Agreement evidencing any Performance Share Award that the Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Stock having a record date prior to the date on which the Performance Shares are settled or forfeited.  Dividend Equivalents may be paid currently or may be accumulated and paid to the extent that Performance Shares become nonforfeitable, as determined by the Committee.  Settlement of Dividend Equivalents may be made in cash, shares of Stock, or a combination thereof as determined by the

Committee, and may be paid on the same basis as settlement of the related Performance Share as provided in Section 9.5.  Dividend Equivalents shall not be paid with respect to Performance Units.

9.7           Effect of Termination of Service.  The effect of a Participant’s termination of Service on the Participant’s Performance Award shall be as determined by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Performance Award.

9.8           Nontransferability of Performance Awards.  Prior to settlement in accordance with the provisions of the Plan, no Performance Award may be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except by will or by the laws of descent and distribution.  All rights with respect to a Performance Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant.

10.    Director Fee Awards.

10.1           Effective Date and Duration of this Section.  This Section 10 shall become effective on the first day (the “Section 10 Effective Date”) of the first calendar quarter beginning after the Effective Date, provided that elections with respect to the Initial Plan Year pursuant to Section 10.2 may be made prior to the Section 10 Effective Date.  This Section 10 shall continue in effect for the remainder of the calendar year commencing on the Section 10 Effective Date (the “Initial Plan Year”) and for each subsequent calendar year commencing during the term (as provided in Section 1.3) of the Plan (a “Plan Year”).  Notwithstanding any Participant’s prior election pursuant to Section 10.2, no Director Fee Award shall be granted after termination of the Plan, and all Director Fees (as defined below) with respect to which Director Fee Awards have not been granted prior to termination of the Plan shall thereafter be paid in cash in accordance with the Company’s normal Director Fee payment procedures.  However, subject to compliance with applicable law as provided in Section 14, all Director Fee Awards granted prior to termination of the Plan shall continue to be governed by and may be exercised or settled in accordance with the terms of the Plan and the Award Agreement evidencing such Director Fee Award.

10.2           Mandatory and Elective Director Fee Awards.  Each Nonemployee Director may elect to receive one or more Director Fee Awards in lieu of payment in cash of all or any portion of such Participant’s annual retainer fee, meeting fees and other compensation payable with respect to such Participant’s service as a Director (“Director Fees”) for the Initial Plan Year and each subsequent Plan Year or applicable portion thereof.  A Participant shall be entitled to elect one (but not both) of the following alternative forms of payment of the value of the Participant’s Director Fees:

(a)           Option Payment.  A Nonemployee Director may elect to receive up to a maximum of one hundred percent (100%) of the Participant’s Director Fees to be paid in the form of a Nonemployee Director Option (an “Option Payment”) and the balance, if any, to  be paid in cash in accordance with the Company’s normal Director Fee payment procedures.

(b)           Stock Units Payment.  A Nonemployee Director may elect to receive up to a maximum of one hundred percent (100%) of the Participant’s Director Fees to be paid in the form of Stock Units (a “Stock Units Payment”) and the balance, if any, to be paid in cash in accordance with the Company’s normal Director Fee payment procedures.  In connection with an election to receive a Stock Units Payment, the Participant may elect an “Early Settlement Date” (as defined below) upon which the Stock Units will be settled in accordance with Section 10.6(d); provided, however, that upon termination of the Participant’s Service as a Director prior to the Early Settlement Date, settlement shall be made as provided in Section 10.6(d).  Any “Early Settlement Date” elected by the Participant shall become irrevocable as provided in Section 10.3(b) and shall be December 1 of the third Plan Year following the Plan Year of the Stock Units Payment or December 1 of any subsequent Plan Year.

10.3           Time and Manner of Election.

(a)           Time of Election.  Each Nonemployee Director shall make an election pursuant to Section 10.2:

(i)           for the Initial Plan Year: prior to the earlier of (1) the date thirty (30) days following the Effective Date or (2) the Section 10 Effective Date;

(ii)           for each subsequent Plan Year: prior to the first day of such Plan Year; and

(iii)           in the case of a newly appointed or elected Nonemployee Director: on the date of such appointment or election for the remainder of the Initial Plan Year or subsequent Plan Year of appointment or election, as the case may be.

(b)           Election Irrevocable.  An election pursuant to Section 10.2 shall become irrevocable as of the commencement of the Plan Year or portion thereof to which it applies.

(c)           Failure to Timely Elect.  Any Nonemployee Director who fails to make an election in accordance with this Section for any Plan Year (or the Initial Plan Year, as the case may be) shall be deemed to have elected pursuant to Section 10.2 to receive Option Payments for zero percent (0%) of the value of such Participant’s Director Fees earned during such Plan Year (or Initial Plan Year) and to receive all of such Participant’s Director Fees in cash in accordance with the Company’s normal Director Fee payment procedures.

(d)           Manner of Election.  Each election in accordance with this Section shall be made on a form prescribed by the Company for this purpose and filed with the Chief Financial Officer of the Company.

10.4           Automatic Grant of Director Fee Awards.  Subject to the provisions of Sections 1.3, 4 and 5, effective as of the last day of each quarter during any Plan Year (or the Initial Plan Year, as the case may be), each Nonemployee Director shall be granted automatically and without further action of the Committee a Director Fee Award in lieu of that portion of the Director Fees earned by the Participant during such quarter and specified by the Participant’s election under Section 10.2 for such Plan Year (or Initial Plan Year) and any fractional share amount carried over from the prior quarter as provided in Section 10.7 (the “Quarterly Director Fees”).  In accordance with the Participant’s election under Section 10.2 for the Plan Year (or Initial Plan Year), the Director Fee Award shall be either in the form of an Option Payment pursuant to Section 10.5 or a Stock Units Payment pursuant to Section 10.6.

10.5           Option Payment.  Each Option Payment shall be in the form of a Nonemployee Director Option and shall be evidenced by an Award Agreement that shall specify the exercise price, the duration of the Nonemployee Director Option, the number of shares of Stock to which the Nonemployee Director Option pertains, and such other provisions as the Committee shall determine.  No such Nonemployee Director Option or purported Nonemployee Director Option shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement.  Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the terms and conditions of Section 6 to the extent not inconsistent with this Section and the terms and conditions set forth in Sections 10.5(a) through 10.5(d) below:

(a)           Exercise Price.  The exercise price per share for each Nonemployee Director Option shall be fifty percent (50%) of the average of the Fair Market Values of a share of Stock for the ten (10) trading days preceding the effective date of grant of the Nonemployee Director Option.

(b)           Number of Shares Subject to Nonemployee Director Option.  The number of shares of Stock subject to a Nonemployee Director Option shall be determined by the following formula (with any resulting fractional share being disregarded):

X  = A ÷ (B x 50%)

where,

“X” is the number of shares subject to the Nonemployee Director Option;

“A” is the amount of Quarterly Director Fees in lieu of which the Option Payment is made; and

“B” is the average of the Fair Market Values of a share of Stock for the ten (10) trading days preceding the effective date of grant of the Nonemployee Director Option.

(c)           Exercise Period.  Each Nonemployee Director Option shall be vested and exercisable on and after the date of grant of the Nonemployee Director Option and shall terminate and cease to be exercisable on the date ten (10) years after the date of grant of the Nonemployee Director Option, unless earlier terminated pursuant to the terms of the Plan or the Award Agreement.

(d)           Effect of Termination of Service.

(i)           Nonemployee Director Option Grant.  No Participant shall be granted a Nonemployee Director Option following the date on which such Participant’s Service as a Director terminates for any reason.  All of such Participant’s Director Fees with respect to which Director Fee Awards have not been granted prior to the Participant’s termination of Service as a Director shall be paid in cash in accordance with the Company’s normal Director Fee payment procedures.

(ii)           Nonemployee Director Option Exercisability.  Subject to earlier termination as otherwise provided herein, a Nonemployee Director Option shall remain exercisable after a Participant’s termination of Service at any time prior to the expiration of thirty-six (36) months after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.

(iii)           Extension if Exercise Prevented by Law.  Notwithstanding the foregoing, if the exercise of a Nonemployee Director Option within the applicable time period set forth in Section 10.5(d)(ii) is prevented by the provisions of Section 14 below, the Nonemployee Director Option shall remain exercisable until thirty (30) days after the date the Participant is notified by the Company that the Nonemployee Director Option is exercisable, but in any event no later than the Option Expiration Date.

(iv)           Extension if Participant Subject to Section 16(b).  Notwithstanding the foregoing, if a sale within the applicable time period set forth in Section 10.5(d)(ii) of shares acquired upon the exercise of the Nonemployee Director Option would subject the Participant to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Participant would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Participant’s termination of Service, or (iii) the Option Expiration Date.

10.6           Stock Units Payment.  Each Stock Units Payment shall be evidenced by an Award Agreement that shall specify the number of Stock Units to which such agreement pertains, the form and time of settlement of such Stock Units and such other provisions as the Committee shall determine.  No such Stock Units Award or purported Stock Units Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement.  Such Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the terms and conditions set forth in Sections 10.6(a) through 10.6(f) below:

(a)           Payment.  No additional cash consideration shall be required upon settlement of a Stock Units Award.

(b)           Number of Stock Units Subject to Stock Units Award.  The number of Stock Units subject to a Stock Units Award shall be determined by the following formula (with any resulting fractional Stock Unit being disregarded):

X  = A ÷ B

where,

“X” is the number of Stock Units subject to the Stock Units Award;

“A” is the amount of Quarterly Director Fees in lieu of which the Stock Units Payment is made; and

“B” is the average of the Fair Market Values of a share of Stock for the ten (10) trading days preceding the effective date of grant of the Stock Units Award.

(c)           Voting and Dividend Equivalent Rights.  Participants shall have no voting rights with respect to shares of Stock represented by Stock Units until the date of the issuance of a certificate for such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).  Prior to settlement of a Stock Units Award, such Award shall include the right to Dividend Equivalents, pursuant to which the Participant shall be credited with additional whole and/or fractional Stock Units as of the record date of any payment of cash dividends with respect to the Stock occurring prior to such settlement date.  Such additional Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time as the Stock Units originally subject to the Stock Units Award.  The number of such whole and/or fractional Stock Units to be credited with respect to any Stock Units Award on the record date of any cash dividend paid on the Stock shall be determined by the following formula:

X  = (A x B) ÷ C

where,

“X” is the number of whole and/or fractional Stock Units to be credited with respect to the Stock Units Award;

“A” is the amount of cash dividends paid on one share of Stock;

“B” is the number of whole and fractional Stock Units subject to the Stock Units Award as of the cash dividend record date; and

“C” is the Fair Market Value of a share of Stock on the cash dividend record date.

(d)           Settlement of Stock Units.  Subject to the provisions of Section 14 below, the Company shall issue to the Participant, within thirty (30) days following the earlier of (i) the Early Settlement Date elected by the Participant with respect to the Stock Units Award or (ii) the date of termination of the Participant’s Service as a Director, a number of whole shares of Stock equal to the number of whole Stock Units subject to the Stock Units Award.  Such shares of Stock shall not be subject to any restriction on transfer other than any such restriction as may be required pursuant to Section 14 or any applicable law, rule or regulation.  On the same settlement date, the Company shall pay to the Participant cash in lieu of any fractional Stock Unit subject to the Stock Units Award in an amount equal to the Fair Market Value on the settlement date of such fractional share of Stock.

(e)           Effect of Termination of Service.  No Participant shall be granted a Stock Units Award following the date on which such Participant’s Service as a Director terminates for any reason.  All of such Participant’s Director Fees with respect to which Director Fee Awards have not been granted prior to the Participant’s termination of Service as a Director shall be paid in cash in accordance with the Company’s normal Director Fee payment procedures.

(f)           Nontransferability of Stock Units.  Prior to their settlement pursuant to Section 10.6(d), no Stock Units granted to a Participant shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except by will or by the laws of descent and distribution.

10.7           Fractional Shares.  No fractional shares of Stock shall be issued upon the exercise of any Nonemployee Director Option or settlement of any Stock Units.  Any portion of a Participant’s Quarterly Director Fees subject to the Participant’s election under Section 10.2 representing a fractional share amount that would otherwise be paid in the form of an Option Payment or a Stock Units Payment shall instead be carried over and combined with the Quarterly Director Fees for the following quarter of the Plan Year (or Initial Plan year, as the case may be) or the subsequent Plan Year.  Any such fractional share amount remaining upon termination of a Participant’s Service as a Director shall be paid to the Participant in cash, without interest.

11.    Terms and Conditions of Outside Director Options.

Outside Director Options shall be evidenced by Option Agreements specifying the number of shares of Stock covered thereby, in such form as the Board shall from time to time establish.  Such Option Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

11.1           Automatic Grant.  Outside Director Options shall be granted automatically and without further action of the Board, as follows:

(a)           Annual Option Grant.  Effective on October 1st of each calendar year on or after the Effective Date, each person who is the serving as an Outside Director shall be granted an Option to purchase Thirty Thousand shares of Stock, subject to adjustment as provided in Section 4.2; provided, however, that for the first calendar year in which a person serves as an Outside Director, they shall be granted, instead of the foregoing Option grant, an Option to purchase that number of shares equal to two thousand five hundred (2,500) shares of Stock for each full month of Service before the first October 1st during such Director’s tenure, subject to adjustment as provided in Section 4.2.

(b)           Right to Decline Outside Director Option.  Notwithstanding the foregoing, any person may elect not to receive an Outside Director Option by delivering written notice of such election to the Board no later than the day prior to the date such Outside Director Option would otherwise be granted.  A person so declining an Outside Director Option shall receive no payment or other consideration in lieu of such declined Outside Director Option.  A person who has declined an Outside Director Option may revoke such election by delivering written notice of such revocation to the Board no later than the day prior to the date such Outside Director Option would be granted pursuant to this Section 11.1.

11.2           Exercise Price.  The exercise price per share of Stock subject to an Outside Director Option shall be the Fair Market Value of a share of Stock on the date the Outside Director Option is granted.

11.3           Exercise Period.  Each Outside Director Option shall terminate and cease to be exercisable on the date five (5) years after the date of grant of the Outside Director Option unless earlier terminated pursuant to the terms of the Plan or the Option Agreement.

11.4           Right to Exercise Outside Director Options.  Except as otherwise provided in the Plan or in the Option Agreement, each Outside Director Option shall become fully vested and exercisable, on the date such Option was granted pursuant to Section 11.1(a).

11.5           Effect of Termination of Service on Outside Director Options.

(a)           Option Exercisability.  Subject to earlier termination of the Outside Director Option as otherwise provided herein, if the Optionee’s Service with the Participating Company Group terminates for any reason, including the Disability or death of the Optionee, the Outside Director Option, to the extent unexercised and exercisable on the date on which the Optionee’s Service terminated, may be exercised by the Optionee (or the Optionee’s guardian, legal representative or other person who acquired the right to exercise the Outside Director Option by reason of the Optionee’s death) at any time prior to the expiration of two (2) years after the date on which the Optionee’s Service terminated, but in any event no later than the Option Expiration Date.

(b)           Extension if Exercise Prevented by Law.  Notwithstanding the foregoing, if the exercise of an Outside Director Option within the applicable time periods set forth in Section 11.5(a) is prevented by the provisions of Section 14 below, the Outside Director Option shall remain exercisable until three (3) months after the date the Optionee is notified by the Company that the Outside Director Option is exercisable, but in any event no later than the Option Expiration Date.

11.6           Extension if Optionee Subject to Section 16(b).  Notwithstanding the foregoing, if a sale within the applicable time periods set forth in Section 11.5(a) of shares acquired upon the exercise of the Outside Director Option would subject the Optionee to suit under Section 16(b) of the Exchange Act, the Outside Director Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Optionee would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Optionee’s termination of Service, or (iii) the Option Expiration Date.

12.   Standard Forms of Award Agreement.

12.1           Award Agreements.  Each Award shall comply with and be subject to the terms and conditions set forth in the appropriate form of Award Agreement approved by the Committee and as amended from time to time.  Any Award Agreement may consist of an appropriate form of Notice of Grant and a form of Agreement incorporated therein by reference, or such other form or forms as the Committee may approve from time to time.

12.2           Authority to Vary Terms.  The Committee shall have the authority from time to time to vary the terms of any standard form of Award Agreement described in this Section 12 either in connection with the grant or amendment of an individual Award or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Award Agreement are not inconsistent with the terms of the Plan.

13.    Change in Control.

13.1           Definitions.

(a)           An “Ownership Change Event” shall be deemed to have occurred if any of the following occurs with respect to the Company:  (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company); or (iv) a liquidation or dissolution of the Company.

(b)           A “Change in Control” shall mean an Ownership Change Event or a series of related Ownership Change Events (collectively, a “Transaction”) wherein the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the Company or, in the case of a an Ownership Change Event described in Section 13.1(a)(iii), the corporation or other business entity to which the assets of the Company were transferred (the “Transferee”), as the case may be.  For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities.  The Board shall have the right to determine whether multiple sales or exchanges of the voting securities of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

13.2           Effect of Change in Control on Options and SARs.  In the event of a Change in Control, the surviving, continuing, successor, or purchasing entity or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of any Participant, either assume the Company’s rights and obligations under outstanding Options and SARs or substitute for outstanding Options and SARs substantially equivalent options and SARs (as the case may be) for the Acquiror’s stock.  Any Options or SARs which are neither assumed or substituted for by the Acquiror in connection with the Change in Control nor exercised as of the date of the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control, provided, that, the Board may, in its discretion, provide in any Award Agreement that, in the event of a Change in Control, the exercisability and vesting of the outstanding Option and any shares acquired upon the exercise thereof or any SAR shall accelerate upon such circumstances and to such extent as specified in such Award Agreement.  Notwithstanding the foregoing, shares acquired upon exercise of an Option prior to the Change in Control and any consideration received pursuant to the Change in Control with respect to such shares shall continue to be subject to all applicable provisions of the Option Agreement evidencing such Option except as otherwise provided in such Option Agreement.  Furthermore, notwithstanding the foregoing, if the corporation the stock of which is subject to the outstanding Options immediately prior to an Ownership Change Event described in Section 13.1(a)(i) constituting a Change in Control is the surviving or continuing corporation and immediately after such Ownership Change Event less than fifty percent (50%) of the total combined voting power of its voting stock is held by another corporation or by other corporations that are members of an affiliated group within the meaning of Section 1504(a) of the Code without regard to the provisions of Section 1504(b) of the Code, the outstanding Options shall not terminate unless the Board otherwise provides in its discretion.

13.3           Effect of Change in Control on Stock Awards.  The Committee may, in its discretion, provide in any Award Agreement evidencing a Stock Award that, in the event of a Change in Control, the lapsing of the Restriction Period applicable to the shares subject to the Stock Award held by a Participant whose Service has not terminated prior to such date shall be accelerated effective as of the date of the Change in Control to such extent as specified in such Award Agreement.  Any acceleration of the lapsing of the Restriction Period that was permissible solely by reason of this Section 13.3 and the provisions of such Award Agreement shall be conditioned upon the consummation of the Change in Control.

13.4           Effect of Change in Control on Performance Awards.  The Committee may, in its discretion, provide in any Award Agreement evidencing a Performance Award that, in the event of a Change in Control, the Performance Award held by a Participant whose Service has not terminated prior to such date shall become payable effective as of the date of the Change in Control to such extent as specified in such Award Agreement.

13.5           Effect of Change in Control on Directors Fee Awards.  Any Directors Fees with respect to which the Company has not made either an Option Payment or a Stock Units Payment pursuant to Section 11 prior to the effective date of the Change in Control shall be paid in cash immediately prior to such effective date.

13.6           Effect of Change in Outside Director Options.  Notwithstanding any other provision of this Plan to the contrary, in the event of a change in control, any unexercised portion of any such Option shall be immediately exercisable and vested in full as of the date ten (10) days prior to the date of the Change in Control.  Any exercise of the Option that was permissible solely by reason of this Section 13.6 shall be conditioned upon the consummation of the Change in Control.  The Option shall terminate and cease to be outstanding effective as of the date of the Change in Control to the extent that the Option is neither assumed or substituted for by the Acquiror in connection with the Change in Control nor exercised as of the date of the Change in Control.

14.    Compliance with Securities Law.

The grant of Awards and the issuance of shares of Stock pursuant to any Award shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Stock may then be listed.  In addition, no Award may be exercised or shares issued pursuant to an Award unless (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award or (b) in the opinion of legal counsel to the Company, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the

Securities Act.  The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.  As a condition to the issuance of any Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

15.    Tax Withholding.

15.1           Tax Withholding in General.  The Company shall have the right to deduct from any and all payments made under the Plan, or to require the Participant, through payroll withholding, cash payment or otherwise, including by means of a Cashless Exercise of an Option, to make adequate provision for, the federal, state, local and foreign taxes, if any, required by law to be withheld by the Participating Company Group with respect to an Award or the shares acquired pursuant thereto.  The Company shall have no obligation to deliver shares of Stock, to release shares of Stock from an escrow established pursuant to an Award Agreement, or to make any payment in cash under the Plan until the Participating Company Group’s tax withholding obligations have been satisfied by the Participant.

15.2           Withholding in Shares.  The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable to a Participant upon the exercise or settlement of an Award, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of the Participating Company Group.  The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates.

16.    Termination or Amendment of Plan.

The Board may terminate or amend the Plan at any time.  However, subject to changes in applicable law, regulations or rules that would permit otherwise, without the approval of the Company’s stockholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4.2), (b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no other amendment of the Plan that would require approval of the Company’s stockholders under any applicable law, regulation or rule.  No termination or amendment of the Plan shall affect any then outstanding Award unless expressly provided by the Board.  In any event, no termination or amendment of the Plan may adversely affect any then outstanding Award without the consent of the Participant, unless such termination or amendment is required to enable an Option designated as an Incentive Stock Option to qualify as an Incentive Stock Option or is necessary to comply with any applicable law, regulation or rule.

17.    Stockholder Approval.

The Plan or any increase in the maximum aggregate number of shares of Stock issuable thereunder as provided in Section 4.1 (the “Authorized Shares”) shall be approved by the stockholders of the Company within twelve (12) months of the date of adoption thereof by the Board.  Options granted prior to stockholder approval of the Plan or in excess of the Authorized Shares previously approved by the stockholders shall become exercisable no earlier than the date of stockholder approval of the Plan or such increase in the Authorized Shares, as the case may be.

18.    Miscellaneous Provisions.

18.1           Repurchase Rights.  Shares issued under the Plan may be subject to one or more repurchase options, or other conditions and restrictions as determined by the Committee in its discretion at the time the Award is granted.  The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company.  Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

18.2           Rights as Employee, Director or Consultant.  No person, even though eligible pursuant to Section 5, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant.  Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, Director or Consultant, or interfere with or limit in any way any right of a Participating Company to terminate the Participant’s Service at any time.

18.3           Rights as a Stockholder.  A Participant shall have no rights as a stockholder with respect to any shares covered by an Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).  No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4.2 or another provision of the Plan.

18.4           Fractional Shares.  The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award.

18.5           Beneficiary Designation.  Each Participant may file with the Company a written designation of a beneficiary who is to receive any benefit under the Plan to which the Participant is entitled in the event of such Participant’s death before he or she receives any or all of such benefit.  Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime.  If a married Participant designates a beneficiary other than the Participant’s spouse, the effectiveness of such designation shall be subject to the consent of the Participant’s spouse.  If a Participant dies without an effective designation of a beneficiary who is living at the time of the Participant’s death, the Company will pay any remaining unpaid benefits to the Participant’s legal representative.

18.6           Unfunded Obligation.  Participants shall have the status of general unsecured creditors of the Company.  Any amounts payable to Participants pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974.  No Participating Company shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations.  The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder.  Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee or any Participating Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of any Participating Company.  The Participants shall have no claim against any Participating Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.

IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing sets forth the SCOLR, Inc. 2004 Equity Incentive Plan as duly adopted by the Board on April 14, 2004.

_____________________________________________ Secretary